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                                                                    EXHIBIT 23.4


            [Letterhead of Netherland, Sewell & Associates, Inc.]


          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers and geologists, we hereby consent to the reference in this Form 10-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities as of January 1, 1997 for certain of Apache Corporation's interests located in The Arab Republic of Egypt, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753 and 333-12669), Form S-4 (No. 33-61669) and
Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817 and
333-04059).




                                        Netherland, Sewell & Associates, Inc.

                                        By: /s/ FREDERICK D. SEWELL
                                            ---------------------------------
                                                Frederick D. Sewell
                                                President


Dallas, Texas
March 24, 1997